Exhibit 77(a)(1)

ING EQUITY TRUST

ABOLITION OF SERIES OF SHARES

OF BENEFICIAL INTEREST

The undersigned, being a majority of the Trustees of ING Equity Trust, a Massachusetts business trust (the “Trust”), acting pursuant to Article VIII, Section 8.2, of the Trust’s Amended and Restated Declaration of Trust, dated February 25, 2003, as amended, hereby abolish the ING Principal Protection Fund XII, and the establishment and designation thereof, there being no shares of such series currently outstanding.

Dated: __January 3, 2011______________________

/s/ Colleen D. Baldwin___________________ Colleen D. Baldwin, as Trustee	/s/ J. Michael Earley_____________________ J. Michael Earley, as Trustee
/s/ John V. Boyer_______________________ John V. Boyer, as Trustee	/s/Patrick W. Kenny_____________________ Patrick W. Kenny, as Trustee
/s/ Patricia W. Chadwick__________________ Patricia W. Chadwick, as Trustee	/s/Shaun P. Mathews_____________________ Shaun P. Mathews, as Trustee
/s/Robert W. Crispin_____________________ Robert W. Crispin, as Trustee	/s/Sheryl K. Pressler_____________________ Sheryl K. Pressler, as Trustee
/s/Peter S. Drotch______________________ Peter S. Drotch, as Trustee	/s/Roger B. Vincent______________________ Roger B. Vincent, as Trustee